Registration Number: 0-28772


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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM SB-2

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

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                                 EXHIBITS

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                             EXHIBIT 24.6

                   Consent of Registrant's Auditors





December 23, 1999



                        Securities and Exchange Commission

                            Washington, D.C. 20549



RE: 	SALIENT CYBERTECH, INC.
	Registration Number: 0-28772





Gentlemen:


	We have audited the balance sheet and accompanying statements of the Registrant, as found in the Report on Form 8K at page 4, et seq., for the 6 month period ending June 30, 1999, and for the 1996, 1997, and 1998 fiscal years, ending on December 31, and consent to the Auditor's reports, statements, and notes being filed with the said Report on Form 8K, and with any amendment thereto.

       This accounting firm hereby consents to the filing of this consent as an exhibit to the said Report.





/s/Stan J.H. Lee/s/
Stan J.H. Lee, CPA
440 West St., 3rd Fl.
Fort Lee, NJ 07024-5058


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